EXHIBIT 99.1
KCSA
PUBLIC RELATIONS
WORLDWIDE                                                                   NEWS
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Public & Investor Relations, Corporate & Marketing Communications



FOR:                           SIX FLAGS, INC.

CONTACT:                       Jim Dannhauser, Chief Financial Officer
                               122 East 42nd Street
                               New York, NY  10168
                               (212) 599-4693

KCSA:                          Joseph A. Mansi
CONTACT:                       (212) 682-6300 ext.  205
                               www.kcsa.com
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                    SIX FLAGS PURCHASES SENIOR DISCOUNT NOTES
                       PURSUANT TO EARLY TENDER PROVISIONS
                                OF TENDER OFFER,
                        CALLS SENIOR NOTES FOR REDEMPTION
                                       AND
                       CLOSES OFFERING OF NEW SENIOR NOTES

NEW YORK, April 16, 2003 - Six Flags, Inc. (NYSE: PKS) has announced today that it purchased $387,400,000 principal amount of its outstanding 10% Senior Discount Notes due 2008 (CUSIP No. 740540 AE 9) pursuant to the early tender provisions of its tender offer for any and all of its $401 million outstanding aggregate principal amount of Senior Discount Notes.

     The tender offer is scheduled to expire at 5:00 p.m., New York City time on May 7, 2003, unless extended or earlier terminated (the "Expiration Date"). Holders of Senior Discount Notes who tendered their Senior Discount Notes on or prior to 12:00 midnight, New York City time, on April 15, 2003 (the "Early Tender Date"), received the Total Consideration of 105.5% of the principal amount of the Senior Discount Notes validly tendered, plus accrued and unpaid interest up to, but not including, April 16, 2003. Holders who tender their


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Senior Discount Notes after 12:00 midnight, New York City time, on the Early
Tender Date but prior to the Expiration Date, will receive 105% of the principal amount of the Senior Discount Notes validly tendered (the "Tender Offer Consideration"), plus accrued and unpaid interest up to, but not including, the payment date.

     Six Flags also called for redemption, in accordance with the terms of the indenture governing the Senior Discount Notes, all Senior Discount Notes that remain outstanding after the Expiration Date, at the applicable redemption price of 105% of the principal amount thereof, plus interest accrued to the redemption date of May 16, 2003.

     Six Flags today also closed the offering of $430 million aggregate principal amount of its new series of 9-3/4% Senior Notes due 2013 pursuant to Rule 144A and Regulation S under the Securities Act of 1933. Six Flags will use the net proceeds, together with other available funds, to finance the tender offer and the redemption. The 9-3/4% Senior Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements.

     Six Flags has retained Lehman Brothers to serve as the Dealer Manager for the tender offer. Requests for documents may be directed to D.F. King & Co., Inc., the Information Agent, by telephone at (800) 431-9643 (toll-free) or (212) 269-5550 or in writing at 48 Wall Street, 22nd Floor, New York, NY 10005. Questions regarding the tender offer may be directed to Lehman Brothers, at
(800) 438-3242 (toll-free) or (212) 528-7581, Attention: Emily E. Shanks.

     Six Flags is the world's largest regional theme park company, currently with thirty-nine parks throughout North America and Europe.




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This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to the 10% Senior Discount Notes due 2008. The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Letter of Transmittal, each dated as of April 9, 2003.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.



This release and prior releases are available on the KCSA Public Relations Worldwide website at www.kesa.com




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